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                                                                      EXHIBIT 21
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AGREEMENT RELATING TO RESTRICTIONS ON TRANSFER, CONVERTIBILITY AND REDEMPTION OF
THE 244,857 L.P. UNITS ISSUED IN DECEMBER 1996 AS CONSIDERATION FOR THE PURCHASE OF THE SANTA ROSA PHASE II LAND SITE.


         Agreement dated December 23, 1996 between Irvine Apartment Communities, Inc., a Maryland corporation (the "Company"), Irvine Apartment Communities, L.P., a Delaware limited partnership (the "Partnership"), The Irvine Company, a Michigan corporation, and TIC Investment Company D, a California general partnership ("TICICD").

                                    RECITALS

         WHEREAS, pursuant to the Exclusive Land Rights and Non-Competition Agreement dated as of November 21, 1993, as amended by Amendments No. 1, No. 2 and No. 3 thereto, on December 23, 1996 The Irvine Company and TICICD sold certain land to the Partnership for 244,857 units of limited partnership interest (the "L.P. Units") in the Partnership, which L.P. Units are convertible into 244,857 shares (the "Shares") of Common Stock, par value $.01 per share ("Common Stock"), of the Company in accordance with Section 8.6 of the Amended and Restated Agreement of Limited Partnership of the Partnership dated as of December 1, 1993, as amended (the "Partnership Agreement");

         WHEREAS, such L.P. Units are represented by L.P. Unit Certificate No. 24 registered in the name of TICICD ("Certificate No. 24");

         WHEREAS, as of the date of this Agreement there are 18,555,647 shares of Common Stock outstanding;

         WHEREAS, in connection with the listing on the New York Stock Exchange (the "NYSE"), upon official notice of issuance, of the Shares, The Irvine Company and TICICD have agreed for purposes of NYSE Rule 312.03 to certain limitations on their ability to convert into Common Stock and to transfer 59,301 (the "Excess L.P. Units") of such 244,857 L.P. Units as set forth in this Agreement; and

         WHEREAS, the NYSE will list 185,556 of the Shares upon the condition that this Agreement is executed by the parties hereto and will permit the listing of the Shares underlying the Excess L.P. Units only upon the Company obtaining shareholder approval in accordance with NYSE Rule 312.05 of the exchange of such L.P. Units for Common Stock (the "Shareholder Approval").

         NOW, THEREFORE, in consideration of the premises and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. The Irvine Company and TICICD agree that they will not convert, or cause the conversion of, more than 185,556 of such 244,857 L.P. Units into Common Stock of the
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Company. The Irvine Company and TICICD further agree that the Excess L.P. Units may only be redeemed by the Partnership for cash, including as a result of an exercise by The Irvine Company and TICICD of their cash tender rights pursuant to Section 8.6 of the Partnership Agreement.

         2. The Irvine Company and TICICD further agree not to Transfer (as defined in the Partnership Agreement) all or any portion of the Excess L.P. Units to any Person (as defined in the Partnership Agreement) unless the proposed transferee agrees in writing to be bound by the terms of this Agreement with respect to the Excess L.P. Units so transferred.

         3. The following legend shall be placed on Certificate No. 24:

         "THE TRANSFER OF THE L.P. UNITS REPRESENTED BY THIS CERTIFICATE AND THE CONVERSION THEREOF INTO COMMON STOCK
         OF IRVINE APARTMENT COMMUNITIES, INC. (THE "COMPANY") ARE SUBJECT TO THE LIMITATIONS SET FORTH IN AN AGREEMENT DATED DECEMBER 23, 1996, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICE."

         4. The restrictions on Transfer and conversion of the Excess L.P. Units set forth in this Agreement shall terminate and be of no further force and effect if the Shareholder Approval is obtained.

         5. The provisions of this Agreement shall only apply to the 244,857 L.P. Units represented by Certificate No. 24 and any L.P. Unit certificates issued on transfer or exchange thereof and shall not apply to any other L.P. Units issued by the Partnership.

         6. This Agreement shall constitute the consent of The Irvine Company and TICICD required by Sections 7.3.A(5) and 7.3.D(iv) of the Partnership Agreement and the parties hereto authorize the Company to provide a copy of this Agreement to the NYSE.

         7. Except as set forth herein, the provisions of the Partnership Agreement shall apply to such 244,857 L.P. Units.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                             IRVINE APARTMENT COMMUNITIES, INC.


                             By:  /s/ James E. Mead
                                -----------------------------------------------
                                James E. Mead
                                Senior Vice President and
                                Chief Financial Officer

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                             IRVINE APARTMENT COMMUNITIES, L.P.

                             By: Irvine Apartment Communities, Inc., its General
                                 Partner


                             By:  /s/ James E. Mead
                                 ----------------------------------------------
                                 James E. Mead
                                 Senior Vice President and Chief
                                  Financial Officer


                             THE IRVINE COMPANY

                             By:  /s/ David A. Patty
                                 ----------------------------------------------
                                 Name: David A. Patty
                                 Title: Senior Vice President


                             By:  /s/ Richard Pianin
                                 ----------------------------------------------
                                 Name: Richard Pianin
                                 Title: Senior Vice President


                             TIC INVESTMENT COMPANY D

                             By: The Irvine Company, a General Partner


                             By:  /s/ David A. Patty
                                 ----------------------------------------------
                                 Name: David A. Patty
                                 Title: Senior Vice President


                             By:  /s/ Richard Pianin
                                 ----------------------------------------------
                                 Name: Richard Pianin
                                 Title: Senior Vice President

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